SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
August 5, 2002

PSYCHIATRIC SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20488	23-2491707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067
(Address of principal executive offices)

(615) 312-5700
(Registrant’s telephone number, including area code)

PMR CORPORATION
1565 Hotel Circle South, 2nd Floor, San Diego, California 92108

(Former name or former address,
if changed since last report)

1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     On August 6, 2002, the Company filed a Current Report on Form 8-K which announced the merger of Psychiatric Solutions, Inc. and PMR Corp. Item 7(a) and (b) of that Current Report, is hereby amended and restated in their entirety as follows:

(a)	Consolidated Financial Statements of Psychiatric Solutions, Inc. and its subsidiaries required to be included in Item 7 begin on page F-1 of this Current Report on Form 8-K.

(b)	Unaudited Pro Forma Financial Condensed Combined Consolidated Financial Statements of Psychiatric Solutions and PMR required to be included in Item 7 begin on page PF-1 of this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.

	By:	/s/ Jack Polson

Jack Polson Chief Accounting Officer

Date: October 7, 2002

2

PSYCHIATRIC SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Condensed Consolidated Balance Sheets as of June 30, 2002 and December 31, 2001	F-2
Condensed Consolidated Statements of Operations for the three months and six months ended June, 2002 and 2001	F-3
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2002 and 2001	F-4
Notes to Condensed Consolidated Financial Statements	F-5

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30,	December 31,
	2002	2001

	(Unaudited)
ASSETS
Current assets:
Cash	$1,690	$1,262
Accounts receivable, less allowance for doubtful accounts of $4,904 (unaudited) and $3,940, respectively	18,216	17,477
Prepaids and other	934	819

Total current assets	20,840	19,558
Property and equipment, net of accumulated depreciation	17,842	17,980
Cost in excess of net assets acquired, net	15,073	15,208
Contracts, net	813	914
Other assets	912	558
Net assets of discontinued operations	45	76

Total assets	$55,525	$54,294

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,560	$2,641
Accrued liabilities	4,523	5,154
Revolving line of credit	9,926	11,150
Current portion of long-term debt	4,563	4,237

Total current liabilities	22,572	23,182
Long-term debt, less current portion	20,607	20,951
Deferred tax liability	383	383
Other liabilities	702	540

Total liabilities	44,264	45,056
Stockholders’ equity:
Common stock, $0.01 par value, 35,000 shares authorized; 4,993 issued and outstanding at June 30, 2002 and December 31, 2001	50	50
Additional paid-in capital	19,560	19,149
Accumulated deficit	(8,349)	(9,961)

Total stockholders’ equity	11,261	9,238

Total liabilities and stockholders’ equity	$55,525	$54,294

See accompanying notes.

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,

	2002	2001	2002	2001

Revenue	$22,622	$7,175	$45,810	$14,394
Salaries, wages and employee benefits	13,524	4,243	27,494	8,515
Professional fees	3,279	1,139	6,387	2,263
Rentals and leases	187	71	377	88
Other operating expenses	2,816	495	5,488	1,005
Provision for bad debts	420	71	1,135	143
Depreciation and amortization	412	234	797	469
Interest expense	1,127	355	2,499	761

	21,765	6,608	44,177	13,244
Income from continuing operations before income taxes	857	567	1,633	1,150
Provision for income taxes	—	—	21	—

Income from continuing operations	857	567	1,612	1,150

Income from discontinued operations	—	274	—	216

Net income	$857	$841	$1,612	$1,366

Earnings per common share from continuing operations:
Basic	$0.17	$0.11	$0.32	$0.23

Diluted	$0.16	$0.11	$0.30	$0.23

Earnings per common share from discontinued operations:
Basic	$—	$0.06	$—	$0.04

Diluted	$—	$0.05	$—	$0.03

Earnings per common share:
Basic	$0.17	$0.17	$0.32	$0.27

Diluted	$0.16	$0.16	$0.30	$0.26

Shares used in computing per share amounts:
Basic	4,993	4,989	4,992	4,988
Diluted	5,834	5,821	5,832	5,820

See accompanying notes.

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Six Months Ended June 30,

	2002	2001

Operating Activities
Net income	$1,612	$1,366
Adjustments to reconcile net income to net cash provided by (used in) continuing operating activities:
Depreciation and amortization	797	469
Provision for doubtful accounts	1,135	143
Accretion of detachable warrants	520	103
Non-cash stock compensation expense	109	—
Amortization of loan costs	108	73
Income from discontinued operations	—	(216)
Long-term interest accrued	162	162
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(1,874)	438
Prepaids and other current assets	(115)	27
Accounts payable	919	(349)
Accrued liabilities	(631)	(688)

Net cash provided by continuing operating activities	2,742	1,528
Investing activities:
Capital purchases of property and equipment	(458)	(18)
Change in net assets of discontinued operations	31	1,111
Other assets	(56)	(75)

Net cash (used in) provided by investing activities	(483)	1,018
Financing activities:
Net payments of long-term debt	(1,463)	(2,678)
Payment of loan costs	(372)	(71)
Proceeds from issuance of common stock	4	1

Net cash used in financing activities	(1,831)	(2,748)
Net increase (decrease) in cash	428	(202)
Cash at beginning of the period	1,262	336

Cash at end of the period	$1,690	$134

Supplemental Cash Flow Information:
Interest paid	$1,632	$560

Significant Non-cash Transactions:
Issuance of detachable stock warrants as consideration for Bridge Loan	$299	$—

See accompanying notes.

PSYCHIATRIC SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2002

1.   MERGER WITH PMR CORPORATION

On August 5, 2002, pursuant to a definitive Merger Agreement dated May 6, 2002 and with respective stockholder and regulatory approvals, PMR Acquisition Corporation, a newly formed, wholly-owned subsidiary of PMR Corporation, merged with and into Psychiatric Solutions, Inc., a Delaware corporation whose name, subsequent to the merger, was changed to Psychiatric Solutions Hospitals, Inc. (“PSH”). Concurrently, the name of PMR Corporation was changed to Psychiatric Solutions, Inc. (“PSI” or the “Company”). The surviving corporation in the merger was PSH, which has become a wholly-owned subsidiary of the Company. In exchange for their outstanding shares of common stock or preferred stock in PSH, stockholders of PSH received newly-issued shares of Company common stock. Options to acquire PSH common stock were converted into options to purchase shares of Company common stock based on the common stock exchange ratio used in the merger. Warrants of PSH will enable the holders to exercise these securities into shares of Company common stock. After giving effect to the exercise of all outstanding options and warrants of PSH following the merger, the former PSH stockholders and the Company’s pre-merger stockholders received approximately 72% and 28% of the common stock of the Company, respectively. The headquarters of the combined company has been relocated to Nashville, Tennessee. In addition, effective August 6, 2002, the shares of the Company were approved for listing on the Nasdaq National Market under the ticker symbol “PSYS.” The Merger Agreement is on file with the Securities and Exchange Commission (“SEC”) as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on July 11, 2002.

Inasmuch as the former PSH stockholders own more than half of the surviving corporation’s outstanding common stock pursuant to the merger, PSH is treated as the acquiring company for accounting purposes. The condensed consolidated financial statements located herein relate only to PSH for the three and six month periods ended June 30, 2002 and 2001. Historical financial information relating to PMR Corporation just prior to the merger can be found in the Company’s quarterly report on Form 10-Q for the quarter ended July 31, 2002, as filed with the SEC on September 16, 2002.

Effective August 5, 2002, the Company changed its fiscal year end from April 30 to December 31. Beginning with the Company’s Form 10-Q for the quarter ended September 30, 2002, the Company will begin reporting results of the entity surviving the merger, PSH. Because the merger will be accounted for as a purchase of PMR Corporation by PSH, operating results reported for prior periods will not include the results of PMR Corporation prior to the merger.

2.   BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for audited financial statements. The condensed consolidated balance sheet at December 31, 2001 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position of the Company have been included. Operating results for the three months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the financial statements and footnotes thereto included in the Company’s Registration Statement on Form S-4 filed on July 11, 2002.

PSYCHIATRIC SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2002

PSH’s Series A Preferred Stock, Series B Preferred Stock and Common Stock have been retroactively converted to post merger Common Stock for all periods shown at a rate pursuant to the merger agreement with PMR Corporation of 0.246951, 0.312864 and 0.115125, respectively. The following table sets forth the effect of conversion of the Series A and Series B Preferred Stock to Common Stock (in thousands):

	Effect of Conversion at June 30, 2002

			Additional
	Common Stock		Paid in Capital	Series A Preferred		Series B Preferred

		Shares			Shares		Shares
	Balance	O/S	Balance	Balance	O/S	Balance	O/S

Balances prior to conversion	73	7,328	559	10,497	10,497	8,481	4,976
Conversion of Common Stock to post merger Common Stock	(65)	(6,484)	65
Conversion of Series A Preferred to post merger Common	26	2,592	10,471	(10,497)	(10,497)
Conversion of Series B Preferred to post merger Common	16	1,557	8,465			(8,481)	(4,976)

Balances post conversion	50	4,993	19,560	—	—	—	—

	Effect of Conversion at December 31, 2001

			Additional
	Common Stock		Paid in Capital	Series A Preferred		Series B Preferred

		Shares			Shares		Shares
	Balance	O/S	Balance	Balance	O/S	Balance	O/S

Balances prior to conversion	73	7,328	74	10,497	10,497	8,555	4,976
Conversion of Common Stock to post merger Common Stock	(65)	(6,484)	65
Conversion of Series A Preferred to post merger Common	26	2,592	10,471	(10,497)	(10,497)
Conversion of Series B Preferred to post merger Common	16	1,557	8,539			(8,555)	(4,976)

Balances post conversion	50	4,993	19,149	—	—	—	—

3.   EARNINGS PER SHARE

Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings per share by entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the entity. The Company has calculated its earnings per share in accordance with SFAS No. 128 for all periods presented.

PSYCHIATRIC SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2002

The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share amounts):

	Three months ended June 30,		Six months ended June 30,

	2002	2001	2002	2001

Numerator:
Net income available to common stockholders	$857	$841	$1,612	$1,366
Interest expense on convertible debt outstanding	81	81	162	162

Net income used in computing diluted earnings per common share	$938	$922	$1,774	$1,528

Denominator:
Weighted average shares outstanding for basic earnings per share	4,993	4,989	4,992	4,988
Effects of dilutive stock options and warrants outstanding	419	349	418	349
Effect of dilutive convertible debt outstanding	422	483	422	483

Shares used in computing diluted earnings per common share	5,834	5,821	5,832	5,820

Earnings per common share, basic	$0.17	$0.17	$0.32	$0.27

Earnings per common share, diluted	$0.16	$0.16	$0.30	$0.26

4.   DISCLOSURES ABOUT REPORTABLE SEGMENTS

In accordance with the criteria of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, the Company determined that, as of June 30, 2002, it operates in two reportable segments: (1) Psychiatric Unit Management, and (2) Freestanding Specialty Hospitals. The Psychiatric Unit Management division provides psychiatric management and development services to behavioral health units in hospitals and clinics. The Freestanding Specialty Hospitals division includes owned psychiatric hospitals. As of June 30, 2002, the Company managed 42 behavioral health units and owned four psychiatric hospitals in two states. Activities classified as “Other” in the following schedule relate primarily to unallocated home office items. Prior to the Company acquiring hospitals beginning in the third quarter of 2001, management had determined that the Company did not have separately reportable segments as defined under SFAS No. 131.

The following is a financial summary by business segment for the periods indicated. EBITDA represents income from continuing operations before interest expense (net of interest income), income taxes, depreciation, and amortization. EBITDA is commonly used as an analytical indicator within the healthcare industry and serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded in determining EBITDA are significant components in understanding and assessing financial performance. Because neither is a measurement determined in accordance with accounting principles generally accepted in the United States, it is susceptible to varying calculations, and as a result our calculation of EBITDA as presented may not be comparable to EBITDA or other similarly titled measures used by the companies (in thousands):

PSYCHIATRIC SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2002

	Freestanding	Psychiatric
	Specialty	Unit	Corporate
	Hospitals	Management	and Other	Consolidated

Three Months ended June 30, 2002
Revenue	$16,757	$5,861	$4	$22,622
EBITDA	1,659	1,552	(708)	2,503
Income (loss) from continuing operations before income taxes	132	1,146	(421)	857
Segment assets	32,504	20,060	2,961	55,525
Six Months ended June 30, 2002
Revenue	$33,601	$12,202	$7	$45,810
EBITDA	3,410	3,288	(1,497)	5,201
Income (loss) from continuing operations before income taxes	349	2,489	(1,226)	1,612
Segment assets	32,504	20,060	2,961	55,525

5.   DISCONTINUED OPERATIONS

The Company’s implementation of plans during 2000 to exit the physician practice management business resulted in a loss from discontinued operations of $1.4 million during the year ended December 31, 2000. During the year ended December 31, 2001, the Company reported income from discontinued operations of $1.6 million primarily the result of the sale of its Employee Assistance Programs division. At June 30, 2002, net assets of discontinued operations totaled $45,000.

6.   RECENT PRONOUNCEMENTS

During July 2001, the Financial Accounting Standards Board (“FASB”) issued Statements of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”) and No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). SFAS 141 is effective for transactions completed subsequent to June 30, 2001 and SFAS 142 is effective for years beginning after December 15, 2001. Under the provisions of SFAS 142, goodwill will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives. The Company completed the transitional impairment test during the quarter ended June 30, 2002, which resulted in no goodwill impairment.

PSYCHIATRIC SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2002

A reconciliation of previously reported net income to the pro forma amounts adjusted for the exclusion of goodwill amortization follows (in thousands):

	Six months ended June 30,

	2002	2001

Reported net income	$1,612	$1,366
Add: goodwill amortization	—	331

Proforma adjusted net income	$1,612	$1,697

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), which supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 144 removes goodwill from its scope and clarifies other implementation issues related to SFAS 121. SFAS 144 also provides a single framework for evaluating long-lived assets to be disposed of by sale. The Company does not expect SFAS 144 to have a material effect on its results of operations or financial position.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections (“SFAS 145”). SFAS 145 prohibits the classification of gains or losses from debt extinguishments as extraordinary items unless the criteria outlined in APB Opinion No. 30, Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, are met. SFAS 145 also eliminates an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. The Company intends to adopt the provisions of SFAS 145 during fiscal 2003 and restate its prior audited consolidated financial statements for the reclassification of extraordinary loss on extinguishment of debt.

7.   SUBSEQUENT EVENT

Effective July 1, 2002, the Company purchased 100% of the outstanding common stock of Aeries Healthcare Corporation for approximately $17.0 million. Aeries Healthcare Corporation operated one psychiatric hospital, Riveredge Hospital, located in Forest Park, Illinois.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS OF PMR AND PSYCHIATRIC SOLUTIONS

Background and Assumptions	PF-2
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of June 30, 2002	PF-3
Unaudited Pro Forma Condensed Combined Consolidated Statement of Earnings for the six months ended June, 2002	PF-5
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements	PF-6

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS OF PMR AND PSYCHIATRIC SOLUTIONS
BACKGROUND AND ASSUMPTIONS

On May 6, 2002, PMR entered into the merger agreement with Psychiatric Solutions. Pursuant to the merger agreement, Psychiatric Solutions will merge with a newly created subsidiary of PMR. Immediately following the merger, after giving effect to the exercise of all outstanding options and warrants of Psychiatric Solutions into shares of PMR common stock, the former stockholders of Psychiatric Solutions will own approximately 72% of the common stock of PMR, and PMR stockholders will own approximately 28% of the common stock of PMR. On August 5, 2002, the merger was consummated.

Inasmuch as Psychiatric Solutions stockholders own more than half of the surviving corporation’s outstanding common stock immediately after the merger, Psychiatric Solutions is treated as the acquiring company for accounting purposes. The acquisition will be accounted for using the purchase method of accounting, and accordingly, the purchase price will be allocated to the net tangible and intangible assets of PMR acquired and liabilities of PMR assumed in connection with the merger based on their fair values as of the acquisition date (see Note 1 to the unaudited pro forma condensed combined consolidated financial statements). The surviving company will use Psychiatric Solutions’ fiscal year, which ends on December 31.

The following unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2002 is based on the following:

–	The historical balance sheet as of June 30, 2002 for each of PMR, Psychiatric Solutions, and Riveredge Hospital.

–	The unaudited pro forma balance sheet assumes the proposed merger occurred on June 30, 2002.

–	The unaudited pro forma balance sheet assumes the acquisition of Riveredge Hospital occurred on June 30, 2002.

The unaudited pro forma condensed combined consolidated statement of earnings for the six months ended June 30, 2002 is based on the following:

–	The historical results of operations for the six months ended June, 2002 for each of PMR and Psychiatric Solutions;

–	The unaudited pro forma statement of earnings is presented as if the proposed merger occurred on January 1, 2002.

–	The results of operations of Riveredge Hospital as if such were acquired by Psychiatric Solutions on January 1, 2002 (actual acquisition date for this hospital was July 1, 2002).

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of PMR and Psychiatric Solutions and the summary selected historical consolidated financial data included in the joint proxy statement/prospectus filed with the Securities and Exchange Commission on Form S-4 on July 11, 2002. The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of the combined company.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
of PMR and Psychiatric Solutions
June 30, 2002
(In thousands)

	Historical

			Pro Forma
	Psychiatric	Riveredge	Purchase		PSI		Pro Forma		Pro Forma
	Solutions	Hospital	Adjustments		Adjusted	PMR	Adjustments	Notes	Combined

Assets
Current assets:
Cash and cash equivalents	$1,690	$—	$—		$1,690	$5,255	$(71)	(A),(C)	$6,874
Short-term investments	—	—	—		—	4,749	(4,749)	(A)	—
Accounts receivable, net	18,216	4,208	—		22,424	633	—		23,057
Other current assets	934	833	—		1,767	325	—		2,092

Total current assets	20,840	5,041	—		25,881	10,962	(4,820)		32,023
Property, plant and equipment, net	17,842	4,549	1,126	(1)	23,517	139	—		23,656
Costs in excess of net assets acquired, net	15,073	—	9,175	(1)	24,248	—	13,883	(B)	38,131
Amortizable intangible asset, net	1,725	—	1,409	(2)	3,134	—	—		3,134
Other assets	45	322	(222	)(1)	145	414	—		559

Total assets	$55,525	$9,912	$11,488		$76,925	$11,515	$9,063		$97,503

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$14,489	$4,603	$(1,724	)(1)	$17,368	$—	$—		$17,368
Accounts payable	3,560	1,646	—		5,206	87	1,000	Note 1	6,293
Accrued liabilities	4,523	1,308	—		5,831	2,149	—		7,980

Total current liabilities	22,572	7,557	(1,724)		28,405	2,236	1,000		31,641
Long-term debt	20,607	—	13,549	(1),(3)	34,156	—	—		34,156
Other liabilities	1,085	—	—		1,085	1,863	—		2,948

Total liabilities	44,264	7,557	11,825		63,646	4,099	1,000		68,745
Common stock	50	1,409	(1,409	)(4)	50	73	(46)	(D)	77
Additional paid-in capital	19,560	—	2,018	(3)	21,578	19,229	(3,528)	(E)	37,279
Notes receivable from employees and officers	—	—	—		—	(249)	—		(249)
Accumulated other comprehensive income	—	—	—		—	32	(32)	(H)	—
Accumulated (deficit) earnings	(8,349)	946	(946	)(4)	(8,349)	(11,473)	11,473	(F)	(8,349)
Treasury stock	—	—	—		—	(196)	196	(G)	—

Total stockholders’ equity	11,261	2,355	(337)		13,279	7,416	8,063		28,758

Total liabilities and stockholders’ equity	$55,525	$9,912	$11,488		$76,925	$11,515	$9,063		$97,503

(1)  Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Riveredge’s tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values as of the date of the acquisition. The preliminary estimated purchase price is allocated as follows (in thousands):

Total assets acquired by Psychiatric Solutions:
Total assets at 6/30/02	$9,912
Less valuation allowance against the net deferred tax asset	(322)
Add excess value of fixed assets per appraisal above book value	1,126
Add non-compete agreements entered into as a result of merger	100
Less liabilities assumed by Psychiatric Solutions	(2,954)
Goodwill/unallocated purchase price	9,175

Total preliminary estimated purchase price	17,037
Add estimated capitalized financing costs (Note 2)	1,409

Total required financing	$18,446

	short-term	long-term	pro forma adjustment

Debt required to finance the Riveredge acquisition:	2,879	15,567	18,446
Less: Riveredge debt retired at acquisition	4,603		4,603
Less: warrant value associated with debt issuance		2,018	2,018

Net adjustment to total debt	(1,724)	13,549	11,825

(2)  To add estimated capitalized financing costs related to the acquisition of $1,409.

(3)  Adjustments to long-term debt related to issuance of warrants in conjunction with the mezzanine financing required for the Riveredge Hospital acquisition. 372 warrants were issued, valued at $2,018.

(4)  To eliminate Riveredge’s common stock and accumulated earnings.

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

Unaudited Pro Forma Condensed Combined Consolidated Statement of Earnings
of PMR and Psychiatric Solutions

Six Months ended June 30, 2002
(In thousands, except per share amounts)

	Historical
			Pro Forma
	Psychiatric	Riveredge	Purchase		PSI		Pro Forma			Pro Forma
	Solutions	Hospital	Adjustments		Pro Forma	PMR	Adjustments	Notes		Combined

Revenue	$45,810	$14,152	$—		$59,962	$11,011	$—			$70,973

Expenses:
Salaries, wages and employee benefits	27,494	8,907	(1,267	)(1)	35,134	1,316	—			36,450
Professional fees	6,387	1,271	—		7,658	621	—			8,279
Rentals and leases	377	52	—		429	251	—			680
Other operating expenses	5,488	2,576	—		8,064	8,066	—			16,130
Provision for (recovery of) doubtful accounts	1,135	211	—		1,346	(1,931)	—			(585)
Depreciation and amortization	797	140	—		937	165	—			1,102
Special charge	—	—	—		—	(342)	—			(342)

Total expenses	41,678	13,157	(1,267)		53,568	8,146	—			61,714
Interest expense	(2,499)	(628)	(922	)(2)	(4,049)	(4)	—			(4,053)
Other income — interest	—				—	190	(115)	(H	)	75

Earnings from continuing operations before taxes	1,633	367	345		2,345	3,051	(115)			5,281
Provision (benefit) for taxes	21	190	(145	)(3)	66	(3,255)		(I	)	(3,189)

Net earnings from continuing operations	$1,612	$177	$490		$2,279	$6,306	$(115)			$8,470

Net earnings per common share from continuing operations:
Basic	$0.32	—	—		$0.46	$2.61				$1.14

Diluted	$0.30	—	—		$0.42	$2.59				$1.01

Shares used in computing earnings per share:
Basic	4,992	—	—		4,992	2,415				7,407
Diluted	5,832	—	—		5,832	2,432				8,554

(1)  To reverse accrued payouts to Riveredge option holders.

(2)  Adjustments to interest to reflect financing of the Riveredge Hospital acquisition.

(3)  To eliminate federal income tax provision as a result of Psychiatric Solutions deferred tax asset valuation allowance.

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

For financial accounting purposes, Psychiatric Solutions is treated as the acquirer of PMR. Under that method, the purchase price for accounting purposes is established using the fair market value of 2,420,936 shares of outstanding PMR common stock of $6.15 per share (determined using the average of the closing prices of PMR stock after payment of the $5.10 per share cash dividend for each of the four days starting May 28, 2002 through May 31, 2002 as adjusted for the 1-for-3 reverse stock split), the fair value of assumed options to acquire 425,368 shares of PMR common stock and warrants to acquire 500 shares of PMR common stock as of May 31, 2002 (calculated using the Black-Scholes valuation model with the following assumptions: risk free interest rate of 5%, a volatility factor of 82.6%, a contractual life of three years and no dividend yield) and Psychiatric Solutions’ estimated direct transaction costs, as follows (in thousands):

Fair value of PMR common stock, 2,421 shares on June 30, 2002 at $6.15 per share	$14,889
Fair value of PMR options and warrants assumed	830
Estimated direct transaction cost	1,000

Estimated purchase price	$16,719

In connection with and as a condition to the proposed merger, PMR is also proposing an amendment to its charter in order to effect a proposed 1-for-3 reverse stock split. For purposes of the pro forma financial statements, the exchange ratios discussed below give effect to this proposed reverse stock split.

Except for the effect of the reverse stock split, each outstanding share of PMR common stock will remain outstanding as a share of PMR common stock. PMR and Psychiatric Solutions stockholders will own, respectively, approximately 28% and 72% of the common stock of PMR after the merger.

The unaudited pro forma condensed combined consolidated financial statements provide for the issuance of approximately 5.282 million shares of PMR common stock, based upon an exchange ratio (after a 1-for-3 reverse stock split) of 0.115125 shares of PMR common stock for each share of the Psychiatric Solutions common stock, 0.246951 shares of PMR common stock for each share of Psychiatric Solutions Series A preferred stock, and 0.312864 shares of PMR common stock for each share of Psychiatric Solutions Series B preferred stock. The actual number of shares of PMR common stock to be issued will be determined based on the actual number of shares of Psychiatric Solutions common stock outstanding at the completion of the merger.

2. PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(A)  Pursuant to the merger agreement, PMR shall be entitled to declare and pay cash dividends in respect of PMR Common Stock, on one or more occasions, provided that, after giving pro forma effect to the declaration and payment of any such dividend, the aggregate amount of cash, cash equivalents and short-term investments of PMR at closing would not be less than $5.175 million.

(B)  Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to PMR’s tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values as of the date of the completion of the merger. The preliminary estimated purchase price is allocated as follows (in thousands):

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

Total assets acquired by Psychiatric Solutions:
Total assets at 6/30/02	$11,515
Less cash and short-term investments not acquired by Psychiatric Solutions (Note A)	4,829

Subtotal	6,686
Add notes receivable from employees and officers	249

Total assets acquired by Psychiatric Solutions	6,935
PMR liabilities assumed	(4,099)
Goodwill/Unallocated purchase price	13,883

Total preliminary estimated purchase price	$16,719

The allocation of the purchase price is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon the combined company’s evaluation of such assets and liabilities upon completion of the merger. Accordingly, the adjustments included herein will change based upon the final allocation of the total purchase price, as adjusted to reflect the actual assets and liabilities in existence at the date upon which the merger is completed, stock values, value of the stock options and warrants assumed and transaction costs incurred. Deferred taxes have not been adjusted under the assumption that goodwill is the only asset subject to a purchase accounting adjustment. To the extent that assets other than goodwill are increased or decreased under the final purchase price allocation, adjustments to deferred taxes will be required to account for the disparity between book basis and tax basis of the assets acquired. A corresponding adjustment to goodwill will also be required to serve as an offset to any additional deferred tax assets or liabilities. That allocation may differ significantly from the preliminary allocation included in this current report.

(C)  Conversion of 928,000 shares of Psychiatric Solutions warrants into 928,000 shares of Psychiatric Solutions preferred stock immediately prior to the close of the merger, at an exercise price of $.01 per share. Such shares shall subsequently convert into 290,400 shares of PMR common stock (Notes D and E).

(D)  Adjustments to common stock are as follows (in thousands):

Effect of 1-for-3 reverse split on outstanding PMR common stock	$(49)
Conversion of Psychiatric Solutions warrants to PMR common stock	3

$(46)

(E)  Adjustments to additional paid-in capital are as follows (in thousands):

Valuation of PMR common stock outstanding (Note 1), less par value of common stock issued	$14,865
Conversion of Psychiatric Solutions warrants to PMR common stock (Note C)	6
Fair value of PMR outstanding options and warrants to be assumed (Note 1)	830
Elimination of PMR additional paid-in capital	(19,229)

Net adjustment to additional paid-in capital	$(3,528)

(F)  To eliminate PMR’s accumulated deficit.

(G)  To cancel PMR’s treasury stock.

(H)  To reflect lost interest income due to reduction in cash, cash equivalents and short-term investments balances pursuant to item (A) above.

(I)  PMR tax net operating loss carryforwards will be subject to limitation under change in ownership provisions of Internal Revenue Code Section 382 and, as a result, the ability to recognize the tax net operating losses will be dependent upon future earnings of the company.

3. PRO FORMA EARNINGS PER SHARE

The pro forma basic and diluted net earnings per share is computed by dividing the pro forma net earnings by the pro forma basic and diluted weighted average number of shares outstanding, assuming Psychiatric Solutions and PMR had merged at the beginning of the period presented. In addition, the basic and diluted PMR and combined common shares shown in the table below give effect to the proposed 1-for-3 reverse stock split.

The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share amounts):

	June 30, 2002

	Psychiatric
	Solutions	PMR	Pro forma
	Historical	Historical	Combined

Numerator:
Net earnings from continuing operations	$1,612	$6,306	$8,470
Interest expense on convertible debt outstanding	162	—	162

Net earnings used in computing diluted earnings per share	$1,774	$6,306	$8,632

Denominator:
Weighted-average shares outstanding for basic earnings per share	4,992	2,415	7,407
Effects of dilutive stock options and warrants outstanding	418	17	435
Assumed converted preferred warrants	—	—	290
Effect of dilutive convertible debt outstanding	422	—	422

Shares used in computing diluted earnings per common share	5,832	2,432	8,554

Basic earnings per share	$0.32	$2.61	$1.14

Diluted earnings per share	$0.30	$2.59	$1.01